                                  EXHIBIT 10.1

                 CONSULTING AGREEMENT EFFECTIVE AUGUST 22, 1996,
                 AS AMENDED, BETWEEN COMPANY AND ROWLAND HANSON

                                     AMENDED
                              CONSULTING AGREEMENT


     This Amended Consulting Agreement ("Agreement") is made between Ontro, Inc. (formerly known as Self-Heating Container Corporation ("Ontro") and C. Rowland Hanson (Hanson) as of the date set forth by the last signing party. This Amended Agreement is meant to modify the letter agreement between the parties dated August 22, 1996. This Agreement was, and shall remain, originally effective the 22nd day of August, 1996, and is entered into for the purpose of setting forth the exclusive terms and conditions by which Ontro will retain the services of Hanson.

     In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Hanson for services, the parties agree to the following:

     1. WORK AND PAYMENT: A monthly retainer of $7,500 shall be paid to Hanson by the first day of each month. This monthly retainer shall be increased to $10,000 upon the completion of an initial public offering of Ontro's securities. Out-of-pocket expenses related to Hanson's fulfillment of the obligations covered under this Agreement shall also be billed to Ontro. These expenses shall be paid upon receipt.

     2. STOCK OPTION: C. Rowland Hanson has been issued a non-qualified option on December 31, 1996 to purchase 198,000 shares of Ontro's common stock for $.001 per share. Ontro will take whatever action is necessary to ensure that any stock acquired by Hanson, whether through exercise of options or otherwise, are freely tradable no later than one year after the closing of the first IPO.

     3. TERM OF CONTRACT: This Agreement shall continue through December 31, 1999. On that date, the Agreement shall automatically renew for one additional year unless either party elects to terminate the Agreement by giving written notice to the other party prior to December 1, 1999.

     4. SERVICES TO BE PROVIDED UNDER THIS AGREEMENT: Representation on the Ontro Advisory Board, general management consulting services with emphasis on overall planning, marketing, corporate communications, strategic alliances/partnerships. It is anticipated this will require a 5-6 day per month time commitment by Hanson.

     5. LEGAL AND ACCOUNTING FEES: All legal and accounting fees incurred by Hanson in reviewing and negotiating the proposed stock issuance to Hanson and this Amended and Restated Consulting Agreement and resolving any dispute arising out of this Agreement will be paid by Ontro. By paying for said services, Ontro shall not be considered the client of any professional retained by Hanson, and nothing herein shall be deemed to waive the attorney-client or other privilege that may exist between


AMENDED CONSULTING AGREEMENT - 1

          Hanson and his attorneys, or allow Ontro access to any communications between Hanson and his professionals.

     6. INDEMNIFICATION: Ontro agrees to indemnify and hold harmless CRH and Associates L.L.C. (CRH) and Hanson from any claims or causes of action asserted against them arising out of their relationship with Ontro including, without limitation, the performance of any services on behalf of Ontro under this Agreement. Said indemnification and hold harmless shall include, without limitation, payment of all legal, expert witness, consulting, or other fees and costs incurred in order to defend any claim asserted against CRH or Hanson to which this indemnity and hold harmless agreement applies.

     7.   GENERAL: This Agreement shall be governed by the laws of California.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth next to their signature below.

                                        ONTRO, INC.


                                        By:   /s/ James A. Scudder
                                           -------------------------------------
                                              James A. Scudder, President


                                        By:   /s/ C. Rowland Hanson
                                           -------------------------------------
                                              C. Rowland Hanson